    As filed with the Securities and Exchange Commission on December 18, 2000
                           Registration No. 333-63217
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                               -------------------
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                                BRUNSWICK BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         NEW JERSEY                                       22-2610694
         ----------                                       ----------
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)


         NEW BRUNSWICK, NEW JERSEY                           08901
         -------------------------                           -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


                    BRUNSWICK BANCORP 1998 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                CARMEN J. GUMINA
                PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS
                              439 LIVINGSTON AVENUE
                             NEW BRUNSWICK, NJ 08903
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (732) 247-5800
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE


Title of                                                                                  Amount of
securities to    Amount to be      Proposed maximum           Proposed maximum            Registration
be registered    registered (1)    offering price per share   aggregate offering price    fee (2)
-------------    --------------    ------------------------   ------------------------    -------
Common Stock,      - 0 -                   N/A                        N/A                    - 0 -
no par value

(1) This Post-Effective Amendment to the Registration Statement de-registers all 72,000 shares of the Registrant's common stock approved under the Brunswick Bancorp 1998 Stock Option Plan as described herein.

(2)  Registration fee of $722 paid with Form S-8 filed on September 10, 1998.

                                 DE-REGISTRATION

     Pursuant to the undertaking set forth in Item 9 of Part II of the Registration Statement on Form S-8 filed on September 10, 1998, the Registrant hereby de-registers 72,000 shares of the Registrant's Common Stock (the "Shares"). The Shares represents all of the shares that could have been issued pursuant to options issuable under the Brunswick Bancorp 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan was terminated as of January 1, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Brunswick, New Jersey on December 18, 2000.

                                               By: s/s Carmen J. Gumina
                                                   --------------------
                                                   Carmen J. Gumina
                                                   President and Chairman
                                                   Of the Board of Directors
                                                   (Principal Executive Officer)

     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

      SIGNATURE                     TITLE                         DATE

/s/Bruce Arbeiter            Director                       December 18, 2000
--------------------------
Bruce Arbeiter


/s/Joseph DeMarco            Director                       December 18, 2000
--------------------------
Joseph DeMarco


/s/Dominick Faraci           Director                       December 18, 2000
--------------------------
Dominick Faraci


/s/Carmen J. Gumina          President and Chairman of      December 18, 2000
--------------------------     the Board of Directors
Carmen J. Gumina               (Principal Executive
                               Officer)

/s/Michael Kaplan            Director                       December 18, 2000
--------------------------
Michael Kaplan

/s/Richard Malouf            Director                       December 18, 2000
--------------------------
Richard Malouf


/s/Frederick Perrine         Director                       December 18, 2000
--------------------------
Frederick Perrine


/s/Robert Sica               Director                       December 18, 2000
--------------------------
Robert Sica


/s/Thomas A. Fornale         Secretary-Treasurer            December 18, 2000
--------------------------     Controller
Thomas A. Fornale              (Principal Accounting
                               /Financial Officer)

/s/Robert McDaid             Director                       December 18, 2000
--------------------------
Robert McDaid

/s/Gary Russo                Director                       December 18, 2000
--------------------------
Gary Russo

/s/Phillip W. Barrood        Director                       December 18, 2000
--------------------------
Phillip W. Barrood

/s/James Gassaro             Director                       December 18, 2000
--------------------------
James Gassaro

                                      -3-